As filed with the Securities and Exchange Commission on August 27, 2008
Registration No. 333-111176

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TXCO RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0793089
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

777 E. Sonterra Blvd., Suite 350, San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

The Exploration Company of Delaware, Inc. 1995 Flexible Incentive Plan
(Full title of the plan)

M. Frank Russell, Esq.
Vice President and General Counsel
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas 78258
(210) 496-5300

Copies to:

Daryl L. Lansdale, Jr., Esq.
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, Texas 78205
Telephone: (210) 224-5575
Facsimile: (210) 270-7205

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

TXCO Resources Inc. (the “Company”) registered 514,305 shares of its common stock, par value $.01 per share (the “Common Stock”), for issuance under The Exploration Company of Delaware, Inc. 1995 Flexible Incentive Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-111176, filed with the Securities and Exchange Commission on December 15, 2003 (the “Prior Registration Statement”). This Post-Effective Amendment No. 1 is being filed to deregister 263,305 shares of the Company’s Common Stock that have not yet been issued under the Plan. The Plan has subsequently expired.

Accordingly, the Company hereby withdraws from registration under the Prior Registration Statement 263,305 shares of its Common Stock that have not been and will not be issued under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 27, 2008.

TXCO RESOURCES INC.

By:	/s/ JAMES E. SIGMON
James E. Sigmon
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ JAMES E. SIGMON	Chairman and Chief Executive Officer (Principal Executive Officer)	August 27, 2008
James E. Sigmon
/s/ P. MARK STARK	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 27, 2008
P. Mark Stark
*	Director	August 27, 2008
Alan L. Edgar
*	Director	August 27, 2008
Anthony Tripodo
*	Director	August 27, 2008
Michael J. Pint
*	Director	August 27, 2008
Dennis B. Fitzpatrick
*	Director	August 27, 2008
Jon Michael Muckleroy
*	Director	August 27, 2008
Jacob Roorda

* By:	/s/ JAMES E. SIGMON
James E. Sigmon
Attorney-in-Fact

Exhibit Index

Exhibit No.	Exhibit Description

24.1	Power of Attorney